Exhibit 5(a)

Suite 300, 204 Black Street Whitehorse, Yukon Y1A 2M9 Telephone: 867-668-5252 Fax: 867-668-5251 E-mail: lackowicz.shier@yukonlaw.com
Barristers & Solicitors
IN ASSOCIATION WITH
Reply Attention To: Paul W. Lackowicz
Direct e-mail: plackowicz@yukonlaw.com
Our File No: 35931
August 10, 2009
SXC Health Solutions Corp.
2441 Warrenville Road
Suite 610
Lisle, Illinois
60532-3642
Dear Sirs/Mesdames:
Re:	SXC Health Solutions Corp. (the “Corporation”) Filing of Registration Statement on Form S-3 with the SEC
     You have requested that we provide, as Yukon counsel, the following opinion in connection with the filing of the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) on August 10, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement and as to be set forth in one or more supplements to such prospectus, of securities of the Corporation, which securities may consist of the following: (i) senior debt securities of the Corporation (the “Senior Debt Securities”) and subordinated debt securities of the Corporation (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) common shares, without par value, of the Corporation (the “Common Shares”); (iii) warrants to purchase Debt Securities or Common Shares (the “Warrants”); (iv) share purchase contracts pursuant to which the holder, upon settlement, will purchase a specified number of Common Shares at a future date (“Share Purchase Contracts”); and (v) share purchase units, consisting of a Share Purchase Contract and a security (of the Corporation or another issuer) securing the holder’s obligation to purchase the Common Shares under the Share Purchase Contract (the “Share Purchase Units” and, together with the Debt Securities, Warrants and Share Purchase Contracts, the “Securities”), in each case as may be designated by the Corporation at the time of an offering of such Security.

SXC Health Solutions Corp.
August 10, 2009

     Unless otherwise specified in the applicable prospectus supplement, (i) the Senior Debt Securities will be issued in one or more series pursuant to an indenture substantially in the form of Exhibit 4(a) to the Registration Statement (the “Senior Indenture”) to be entered into between the Corporation and a financial institution to be identified therein as trustee (the “Senior Trustee”); (ii) the Subordinated Debt Securities will be issued in one or more series pursuant to an indenture substantially in the form of Exhibit 4(b) to the Registration Statement (the “Subordinated Indenture”) to be entered into between the Corporation and a financial institution to be identified therein as trustee (the “Subordinated Trustee”); (iii) the Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Corporation and the warrant agent party thereto; (iv) the Share Purchase Contracts will be issued pursuant to one or more share purchase contract agreements (each a “Share Purchase Contract Agreement”) to be entered into between the Corporation and the share purchase contract agent party thereto; and (v) the Share Purchase Units will be issued pursuant to one or more share purchase unit agreements (each a “Share Purchase Unit Agreement”) to be entered into between the Corporation and the share purchase unit agent party thereto. We refer to the Senior Indenture, the Subordinated Indenture, and any Warrant Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement collectively as the “Opinion Documents.”
Scope of Review
     For the purposes of our opinion, we have examined the following documents:
(a)	An emailed copy of the Registration Statement; and

(b)	The articles of continuance and by-laws of the Corporation kept in the Corporation’s minute book located at our office.
     In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.
Assumptions
     In rendering this opinion, we have assumed:
1.	The genuineness of all signatures;

2.	The authenticity and completeness of all documents submitted to us as originals;

3.	The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile

SXC Health Solutions Corp.
August 10, 2009

transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us;

4.	The accuracy, completeness and truth of all facts set forth in the Corporation’s minute book or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5.	Each Opinion Document will be legal, valid and binding against all of the signatories thereto and each such agreement or contract will be enforceable in accordance with its terms; and

6.	The consideration for the issuance of the Securities covered by the Registration Statement will be received by the Corporation at or prior to the time of issuance of such Securities.
Practice Restriction
     We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by laws, other than those of the Yukon Territory and the federal laws of Canada applicable therein, in effect as at the date of this opinion.
Opinion
     Based and relying on the foregoing, we are of the opinion that:
1.	Each series of Senior Debt Securities covered by the Registration Statement (including Senior Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Senior Debt Securities) will be legally issued by the Corporation when: (i) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Senior Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture (including any necessary supplemental indenture); (ii) the Senior Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Corporation and duly authorized, executed and delivered by the Senior Trustee; and (iii) such series of Senior Debt Securities shall have been duly executed by the Corporation and authenticated by the Senior Trustee as provided in the Senior Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly

SXC Health Solutions Corp.
August 10, 2009

delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.	Each series of Subordinated Debt Securities covered by the Registration Statement (including Subordinated Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Subordinated Debt Securities) will be legally issued when: (i) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Subordinated Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture (including any necessary supplemental indenture); (ii) the Subordinated Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Corporation and duly authorized, executed and delivered by the Subordinated Trustee; and (iii) such series of Subordinated Debt Securities shall have been duly executed by the Corporation and authenticated by the Subordinated Trustee as provided in the Subordinated Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.	The Common Shares covered by the Registration Statement (including Common Shares issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Common Shares) will, when duly authorized by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act, be duly authorized by all necessary corporate action on the part of the Corporation and, when issued and delivered against payment therefor, will be legally issued, fully paid and non-assessable shares in the capital of the Corporation.

4.	Each issue of Warrants covered by the Registration Statement will be legally issued when: (i) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Corporation and duly executed and delivered by the warrant agent named in the Warrant Agreement; (ii) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Warrant Agreement and the form, terms, execution, issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) if such Warrants are exercisable for Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (iv) if such Warrants are exercisable for Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) if such Warrants are exercisable for Common Shares, the actions described in paragraph 3 above shall have been taken; and (vi) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and issued in

SXC Health Solutions Corp.
August 10, 2009

accordance with such Warrant Agreement and such corporate action and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

5.	The Share Purchase Contracts and/or the Share Purchase Units covered by the Registration Statement will be legally issued when: (i) the applicable Share Purchase Contract Agreement and/or Share Purchase Unit Agreement shall have been duly authorized, executed and delivered by the Corporation and the other parties thereto; (ii) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the applicable Share Purchase Contract Agreement and/or Share Purchase Unit Agreement and the form, terms, execution, issuance and sale of such Share Purchase Contracts and/or Share Purchase Units as contemplated by such Share Purchase Agreement and/or Share Purchase Unit Agreement; (iii) if such Share Purchase Units relate to the issuance and sale of Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (iv) if such Share Purchase Units relate to the issuance and sale of Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) if such Share Purchase Contracts or Share Purchase Units relate to the issuance and sale of Common Shares, the actions described in paragraph 3 above shall have been taken; and (vi) certificates, if any, representing such Share Purchase Contracts and/or Share Purchase Units shall have been duly executed, countersigned and registered in accordance with such Share Purchase Contract and/or Share Purchase Unit Agreement and such corporate action and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
     This opinion is furnished solely for the benefit of the addressee hereof and may not be used, circulated, quoted, relied upon or distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

Yours very truly,
/s/ Lackowicz, Shier & Hoffman
LACKOWICZ, SHIER & HOFFMAN